SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): December 31, 2002



                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)




         CALIFORNIA                   0-26430                   95-4181026
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)





                         3151 EAST WASHINGTON BOULEVARD
                            LOS ANGELES, CALIFORNIA                    90023
                    (Address of Principal Executive Offices)        (Zip Code)




                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

(a)      ACQUISITION OF TWILL MILL

         TERMS OF ACQUISITION

         On December 31, 2002, Tarrant Apparel Group's (the "REGISTRANT") wholly-owned subsidiaries, Tarrant Mexico, S. de R.L. de C.V., a corporation organized under the laws of the Republic of Mexico ("TARRANT MEXICO"), and Machrima Luxembourg International, Sarl, a corporation organized under the laws of Luxembourg ("TARRANT LUXEMBOURG" and, together with Tarrant Mexico, the
"PURCHASERS"), acquired a denim and twill manufacturing plant in Tlaxcala, Mexico (the "PLANT"), including all machinery and equipment used in the Plant, the buildings, and the real estate on which the Plant is located (the "ACQUISITION"). The Acquisition was made pursuant to an Agreement for the
Purchase of Assets and Stock, dated as of December 31, 2002 (the "PURCHASE AGREEMENT"), by and among the Registrant, the Purchasers, Trans Textil International, S.A. de C.V. ("TRANS TEXTIL"), Inmobiliaria Cuadros, S.A. de C.V. ("INMOBILIARIA"), Rosa Lisette Nacif Benavides, Gazi Nacif Borge, Jorge Miguel Echevarria Vazquez, and Kamel Nacif Borge. A copy of the Purchase Agreement is attached to this report as EXHIBIT 2.1 and is incorporated herein by this reference.

         Pursuant to the Purchase Agreement, Tarrant Mexico purchased from Trans Textil all of the machinery and equipment used in and located at the Plant, and the Purchasers acquired from Jorge Miguel Echevarria Vazquez and Rosa Lisette Nacif Benavides (the "INMOBILIARIA SHAREHOLDERS") all the issued and outstanding capital stock of Inmobiliaria, which owns the buildings and real estate. The purchase price for the machinery and equipment was paid by cancellation of $42 million in indebtedness owed by Trans Textil to Tarrant Mexico. The purchase price for the Inmobiliaria shares consisted of a nominal cash payment to the Inmobiliaria Shareholders of $500, and the subsequent repayment by Registrant and its affiliates of approximately $34.7 million in indebtedness of Inmobiliaria to Kamel Nacif Borge, his daughter Rosa Lisette Nacif Benavides, and certain of their affiliates, which payment was made by:

         (i) Delivery to Rosa Lisette Nacif Benavides of one hundred thousand shares of a newly created, non-voting Series A Preferred Stock of Registrant, which will become convertible into three million shares of common stock if the Registrant's common shareholders approve the conversion at the Registrant's 2003 annual shareholders meeting;

         (ii) Delivery to Rosa Lisette Nacif Benavides of an ownership interest representing twenty-five percent of the voting power of and profit participation in Tarrant Mexico; and

         (iii) Cancellation of approximately $14.9 million of indebtedness of Mr. Nacif and his affiliates.

         MATERIAL RELATIONSHIPS WITH REGISTRANT

         Kamel Nacif Borge is an employee of Tarrant Mexico and a principal shareholder of the Registrant. Jamil Textil, S.A. de C.V., an entity the Registrant believes is controlled by Mr. Nacif, owns 1,720,000 shares of the Registrant's common stock, representing approximately 10.9% of Registrant's outstanding common stock as of December 31, 2002.

         On April 1, 1999, the Registrant entered into a three-year employment agreement with Mr. Nacif, pursuant to which the Registrant (i) agreed to pay Mr. Nacif an annual base salary of $1 million, and (ii) issued to Mr. Nacif stock options to purchase up to 500,000 shares of the Registrant's common stock at


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an exercise price of $25 per share.  As of January 1, 2000, the parties  amended
Mr. Nacif's employment Agreement to reduce his annual salary from $1 million to $250,000 commencing January 1, 2000. To induce Mr. Nacif to renew his contract for another three years, the Registrant granted Mr. Nacif options to purchase an additional one million shares of common stock at an exercise price of $5.50 per share.

         From time to time, the Registrant has advanced funds to Mr. Nacif and his affiliates, and Mr. Nacif and such affiliates have advanced funds to the Registrant. Immediately prior to the acquisition, Mr. Nacif and his affiliates owed the Registrant approximately $7.5 million, which indebtedness was cancelled as part of the repayment by Inmobiliaria of indebtedness due Mr. Nacif and his affiliates.

         Trans Textil, an entity controlled by Mr. Nacif and his family members, was initially commissioned by the Registrant to construct and develop the Plant in December 1998. Subsequent to completion, Trans Textil purchased and/or leased the Plant's manufacturing equipment from the Registrant and entered into a production agreement that gave the Registrant the first right to all production capacity of the Plant. This production agreement included the option for the Registrant to purchase the facility and discontinue the production agreement with Trans Textil through September 30, 2002. The Registrant exercised the option and acquired the Plant pursuant to the terms of the Acquisition.

         TERMS OF SERIES A PREFERRED STOCK

         Pursuant to the Purchase Agreement, the Registrant issued 100,000 shares of newly designated Series A Preferred Stock (the "PREFERRED SHARES") to a subsidiary of the Registrant, and subsequently caused the transfer of the Preferred Shares to Rosa Lisette Nacif Benavides as partial repayment of indebtedness owed by Inmobiliaria to Ms. Benavides. A copy of the Certificate of Determination of Preferences, Rights and Limitations of the Series A Preferred Stock is attached to this report as Exhibit 4.1 and is incorporated herein by this reference.

         Except as required by law, the Preferred Shares have no voting rights. The Preferred Shares accrue dividends at an annual rate of 7% of the initial stated value of $88.20 per share. In the event of a liquidation, dissolution or winding-up of the Registrant, the Preferred Shares will be entitled to receive, prior to any distribution on the common stock, a distribution equal to the initial stated value of the Preferred Shares plus all accrued and unpaid dividends.

         If the Registrant's shareholders approve the issuance of common stock upon conversion of the Preferred Shares at the next shareholder meeting, each Preferred Share will be convertible, at the option of the holder, into 30 shares of the Registrant's common stock (as adjusted for stock dividends, combinations, splits or similar events), for an aggregate of 3 million shares of common stock. If the Registrant's shareholders do not approve the issuance of the conversion shares at the next shareholder meeting, the Registrant will then have the right to redeem any or all of the Preferred Shares for a price equal to the stated value plus all accrued and unpaid dividends.

         The Registrant granted the holder of the shares of common stock issuable upon conversion of the Preferred Shares with "piggyback" registration rights, which provide such holder the right, under certain circumstances, to have such shares registered for resale under the Securities Act of 1933.

(b) DESCRIPTION OF ASSETS.

         The Plant is a denim and twill fabric manufacturing facility. The facility also houses ancillary facilities, including facilities for the washing, finishing and packing of apparel products. Prior to the Acquisition, Trans Textil operated the Plant and purchased cotton exclusively through Trans Textil's cotton sourcing operations, and sold the denim and twill fabric produced at the Plant to various apparel


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manufacturers.  During the fourth quarter of 1999, the Registrant  began using a portion of the Plant as general office space and to cut, wash, finish and pack goods pursuant to an arrangement with Trans Textil. During the fiscal year ended December 31, 2002, the Registrant purchased approximately one-third of the Plant's denim and twill fabric production.

         Following the Acquisition, the Registrant expects to continue to use the Plant to produce denim and twill fabric. The Registrant has discontinued all washing, finishing and packing functions at the Plant. The Registrant intends to use substantially all of the denim and twill fabric produced at the Plant in its apparel products.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of business acquired.

                  None.

         (b) Pro forma Financial Information.

                  None.

         (c) Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER     DESCRIPTION
                  ------     -----------

                  2.1 Agreement for Purchase of Assets and Stock dated December 31, 2002.

                  4.1 Certificate of Determination of Preferences, Rights and Limitations of Series A Preferred Stock of Tarrant Apparel Group.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TARRANT APPAREL GROUP



Date:    January 14, 2003                   By: /S/  PATRICK CHOW
                                                --------------------------------
                                                     Patrick Chow
                                                     Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

2.1               Agreement for  Purchase of Assets and Stock dated December 31,
                  2002.

4.1               Certificate  of  Determination  of  Preferences,   Rights  and
                  Limitations of Series A Preferred Stock of Tarrant Apparel Group.


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